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                      (Morgan, Lewis & Bockius letterhead)            EXHIBIT 10


                                            December 28, 1992



Morgan Stanley Fund, Inc.
1221 Avenue of the Americas
New York, New York 10020


Gentlemen:

     We have acted as counsel to you in connection with the organization of Morgan Stanley Fund, Inc. (the "Fund") and with the proposed offering of up to 2,500,000,000 shares of common stock, par value $.001 per share (the "Common Stock"), of the Fund.

     Having prepared the Articles of Incorporation, Amended Articles of Incorporation and By-Laws of the Fund, and having assisted in the preparation of the Fund's Registration Statement on Form N-1A (File No. 33-51294) under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, including all pre-effective amendments thereto (the "Registration Statement"), relating to the offering of the Common Stock, and having assisted in the preparation of other related documents, we are of the opinion that:

     1. The Fund is a Maryland corporation validly organized and in good standing under the laws of the state, authorized to issue up to 2,500,000,000 shares of Common Stock (the "Shares").

     2. Upon the effectiveness of the Registration Statement, you will, in jurisdictions where the Shares are qualified for sale, be authorized to make a public offering of Shares pursuant to the terms of the offering as described in the prospectus filed as part of the Registration Statement, and the Shares, when

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Morgan Stanley Fund, Inc.
December 28, 1992
Page 2

issued upon receipt of payment therefor as described in such prospectus, will be validly issued, fully paid and nonassessable by the Fund.

     We are not reviewed the securities laws of any state or territory in connection with the proposed offering of Shares and we express no opinion as to the legality of any offer or sale of Shares under any such state or territorial securities laws.

     This opinion is intended only for your use in connection with the offering of Shares and may not be relied upon by any other person.

     We hereby consent to the inclusion of this opinion as Exhibit 10 to the Registration Statement to be filed with the Securities and Exchange Commission.


                                   Very truly yours,
                                   /s/Morgan, Lewis & Bockius